Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Kate Cronin, 508.661.2288, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Second Quarter 2018 Financial Results

Second Quarter 2018 Financial Highlights (year over year):

•	Revenues of $197.0 million, compared to $166.7 million, up 18%

•	Net income attributable to common shareholders of $8.7 million, compared to $5.8 million, up 49%

•	Net income per diluted share of $0.19, up 46%

•	Adjusted EBITDA of $21.4 million, compared to $15.4 million, up 39%

•	Non-GAAP EPS of $0.18, compared to $0.13, up 38%

•	Record high project backlog of $2.0 billion, up 20%

•	Added 26MWe to assets in development

FRAMINGHAM, MA - August 7, 2018 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended June 30, 2018. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics, and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary
“Our outstanding performance this quarter reinforces our confidence in the depth of our market opportunity, and the strength of Ameresco’s evolving business model,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco. “High margin recurring revenue from our energy assets and operations and maintenance complement the robust growth in our core efficiency and infrastructure project business.  All of our lines of business have outstanding visibility.  We have a line of sight to $1.7 billion of recurring revenue over the next decade, while the project backlog has $2 billion of awarded and contracted business.  This combination of high visibility and accelerating growth are valuable characteristics that differentiate Ameresco’s business model.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Second Quarter 2018

Revenues were $197.0 million, compared to $166.7 million. Operating income was $14.0 million, compared to $8.8 million.

Net income attributable to common shareholders was $8.7 million compared to $5.8 million, and net income per diluted share was $0.19 compared to $0.13. Non-GAAP EPS was $0.18 compared to $0.13.

Adjusted EBITDA, a non-GAAP financial measure, was $21.4 million, compared to $15.4 million.

Additional Second Quarter 2018 Operating Highlights:

•	Cash flows used in operating activities were $20.1 million, compared to $19.4 million, and adjusted cash from operations, a non-GAAP financial measure, was $13.0 million, compared to $19.5 million.

•	Total project backlog was $2.0 billion and consisted of:

◦
$679.1 million of fully-contracted backlog, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next two to four years, on average; and

◦	$1.3 billion of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $285.9 million or 114 MWe.

FY 2018 Guidance
Based on year to date performance and expectations for the remainder of 2018, Ameresco is revising its 2018 outlook. Ameresco expects net income per diluted share to be in the range of $0.65 to $0.75, total revenue to be in the range of $780 million to $820 million, and adjusted EBITDA to be in the range of $77 million to $87 million in 2018. This guidance excludes the impact of any non-controlling interest activity and our restructuring activities, as well as any related tax impact.

Share Repurchase Program

Through the end of the second quarter, the Company repurchased 2,085,497 shares of its Class A common stock for $11.5 million. The Company has approximately $3.5 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 5183618)

•	International Participants: Dial 1-224-357-2393 (Access Code: 5183618)

Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the

Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 7, 2018. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,952	$24,262
Restricted cash	15,103	15,751
Accounts receivable, net	115,596	85,121
Accounts receivable retainage, net	14,669	17,484
Costs and estimated earnings in excess of billings	64,656	104,852
Inventory, net	8,264	8,139
Prepaid expenses and other current assets	14,853	14,037
Income tax receivable	17,237	6,053
Project development costs	16,095	11,379
Total current assets	294,425	287,078
Federal ESPC receivable	246,918	248,917
Property and equipment, net	6,255	5,303
Energy assets, net	404,888	356,443
Goodwill	57,268	56,135
Intangible assets, net	2,414	2,440
Other assets	31,927	27,635
Total assets	$1,044,095	$983,951

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$27,451	$22,375
Accounts payable	115,805	135,881
Accrued expenses and other current liabilities	22,800	23,260
Billings in excess of cost and estimated earnings	19,907	19,871
Income taxes payable	1,298	755
Total current liabilities	187,261	202,142
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	221,274	173,237
Federal ESPC liabilities	238,617	235,088
Deferred income taxes, net	8,505	584
Deferred grant income	6,912	7,188
Other liabilities	18,496	18,754

Redeemable non-controlling interests	12,322	10,338

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 29,818,008 shares issued and 27,732,511 shares outstanding at June 30, 2018, 29,406,315 shares issued and 27,533,049 shares outstanding at December 31, 2017	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2018 and December 31, 2017	2	2
Additional paid-in capital	119,257	116,196
Retained earnings	247,080	235,844
Accumulated other comprehensive loss, net	(4,063)	(5,626)
Less - treasury stock, at cost, 2,085,497 shares at June 30, 2018 and 1,873,266 shares at December 31, 2017	(11,571)	(9,799)
Total stockholders' equity	350,708	336,620
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,044,095	$983,951

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$196,982	$166,665	$364,392	$301,275
Cost of revenues	154,206	131,257	286,143	239,943
Gross profit	42,776	35,408	78,249	61,332
Selling, general and administrative expenses	28,801	26,650	56,005	53,137
Operating income	13,975	8,758	22,244	8,195
Other expenses, net	3,966	1,738	7,510	3,564
Income before provision (benefit) for income taxes	10,009	7,020	14,734	4,631
Income tax provision (benefit)	1,307	1,060	(1,472)	415
Net income	8,702	5,960	16,206	$4,216
Net (income) loss attributable to redeemable non-controlling interests	—	(129)	(516)	971
Net income attributable to common shareholders	$8,702	$5,831	$15,690	$5,187
Net income per share attributable to common shareholders:
Basic	$0.19	$0.13	$0.35	$0.11
Diluted	$0.19	$0.13	$0.34	$0.11
Weighted average common shares outstanding:
Basic	45,470,000	45,463,000	45,469,000	45,488,000
Diluted	46,406,000	45,675,000	46,272,000	45,601,000

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$16,206	$4,216
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation of energy assets	12,946	10,220
Depreciation of property and equipment	1,072	1,336
Amortization of deferred financing fees	838	786
Amortization of intangible assets	502	716
Provision for bad debts	303	15
Gain on sale of assets	—	(104)
Unrealized gain on ineffectiveness of interest rate swaps	(133)	(178)
Stock-based compensation expense	747	650
Deferred income taxes	9,174	(1,867)
Unrealized foreign exchange (gain) loss	900	(712)
Changes in operating assets and liabilities:
Accounts receivable	(23,750)	18,561
Accounts receivable retainage	2,704	(779)
Federal ESPC receivable	(69,276)	(72,781)
Inventory, net	(125)	2,626
Costs and estimated earnings in excess of billings	29,824	4,101
Prepaid expenses and other current assets	3,490	906
Project development costs	(5,331)	(4,066)
Other assets	(1,380)	406
Accounts payable, accrued expenses and other current liabilities	(24,365)	(15,720)
Billings in excess of cost and estimated earnings	(1,421)	212
Other liabilities	578	(60)
Income taxes payable	(10,640)	97
Cash flows from operating activities	(57,137)	(51,419)
Cash flows from investing activities:
Purchases of property and equipment	(2,056)	(1,231)
Purchases of energy assets	(26,197)	(51,393)
Proceeds from sale of assets of a business	—	2,777
Acquisitions, net of cash received	(34,044)	(2,409)
Cash flows from investing activities	(62,297)	(52,256)
Cash flows from financing activities:
Payments of financing fees	(2,285)	(1,614)
Proceeds from exercises of options and ESPP	2,314	1,077
Repurchase of common stock	(1,772)	(2,269)
Proceeds from senior secured credit facility, net	6,100	13,200
Proceeds from long-term debt financings	58,634	41,565
Proceeds from Federal ESPC projects	69,664	74,036
Proceeds from Federal ESPC energy assets	690	—
Proceeds from sale-leaseback financings	—	21,454
Contributions from redeemable non-controlling interests, net	1,468	1,421
Payments on long-term debt	(10,776)	(35,987)
Cash flows from financing activities	124,037	112,883
Effect of exchange rate changes on cash	(231)	(56)
Net increase in cash, cash equivalents and restricted cash	4,372	9,152
Cash, cash equivalents and restricted cash, beginning of period	60,105	52,826
Cash, cash equivalents and restricted cash, end of period	$64,477	$61,978

Non-GAAP Financial Measures (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$8,702	$5,831	$15,690	$5,187
Impact from redeemable non-controlling interests	—	129	516	(971)
Plus: Income tax provision (benefit)	1,307	1,060	(1,472)	415
Plus: Other expenses, net	3,966	1,738	7,510	3,564
Plus: Depreciation and amortization of intangible assets	7,413	6,090	14,520	12,272
Plus: Stock-based compensation	392	307	747	650
Plus: Restructuring and other charges	(352)	244	(320)	244
Adjusted EBITDA	$21,428	$15,399	$37,191	$21,361
Adjusted EBITDA margin	10.9%	9.2%	10.2%	7.1%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$8,702	$5,831	$15,690	$5,187
Impact from redeemable non-controlling interests	—	129	516	(971)
Plus: Restructuring and other charges	(352)	244	(320)	244
Plus: Income tax effect of non-GAAP adjustments	—	(44)	(27)	(44)
Non-GAAP net income	$8,350	$6,160	$15,859	$4,416

Diluted net income per common share	$0.19	$0.13	$0.34	$0.11
Effect of adjustments to net income	(0.01)	—	—	(0.01)
Non-GAAP EPS	$0.18	0.13	0.34	0.10

Adjusted cash from operations:
Cash flows from operating activities	$(20,067)	$(19,408)	$(57,137)	$(51,419)
Plus: proceeds from Federal ESPC projects	33,083	38,869	69,664	74,036
Adjusted cash from operations	$13,016	$19,461	$12,527	$22,617

	Three Months Ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,298,500	$1,013,500
Fully-contracted	679,100	631,400
Total construction backlog	$1,977,600	$1,644,900
Energy assets in development(2)	$285,900	$202,400

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$221,800	$238,400	$356,800	$293,500
New awards(1)	$227,300	$113,700	$456,300	$349,400
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2018
	Low	High
Operating income	$46,000	$54,000
Depreciation and amortization of intangible assets	30,000	31,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	—	—
Adjusted EBITDA	$77,000	$87,000
Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.